Exhibit 32.1

Certification
Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (A) And (B) Of Section 1350, Chapter 63 of Title 18, United States Code)

The undersigned officer of Alliance Network Communications Holdings, Inc. (the ‘‘Company’’), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.  Section 1350, that:

(1)	The Quarterly Report on form 10-Q for the quarter ended July 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 14, 2009	/s/ Boris Rubizhevsky
Boris Rubizhevsky Chief Executive Officer Acting Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.